Exhibit (g.1) Schedule of Global Services & Charges between Heartland Group, Inc. and Brown Brothers Harriman & Co.

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I.	Global Custody Charges	15

	Safekeeping & Transaction Charges	15

	Additional Transaction Charges	17

	Transaction Surcharges	18

	Direct Debit Charges	19

II.	Overdraft Interest Charges	19

III.	Out of Pocket Expenses	20

IV.	Billing	20

V.	Assumptions and Parameters	20

VI.	Value Added Credits:	20

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I.	Global Custody Charges

Safekeeping & Transaction Charges

The annual basis point charges are applied monthly to the settled positions as reflected on BBH’s custody system at month end.

In addition to safekeeping, the asset charge covers the registrations of shares in BBH’s nominee name, timely notification of corporate action information, and corporate action related cash processing (e.g. dividend and interest collections). The asset charge does not include transaction charges related to corporate actions transactions. Transaction charges are discussed in the paragraph below.

Transaction charges are applied to straight through processed (STP) transactions, including corporate action related security movements, in the applicable markets. Non-STP transactions will incur a surcharge as indicated under transaction surcharges. Other specialized processing will be charged as indicated under Additional Transaction Charges.

Fees for additional markets will be discussed and agreed upon prior to investment.

Market	Annual Asset Charge (BP)	Transaction Charge (USD)	Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Argentina	n/a	n/a	Malta	n/a	n/a
Australia	3	25	Mauritius	n/a	n/a
Austria	n/a	n/a	Mexico	n/a	n/a
Bahrain	n/a	n/a	Morocco	n/a	n/a
Bangladesh	n/a	n/a	Namibia	n/a	n/a
Belgium	n/a	n/a	Netherlands	n/a	n/a
Bermuda	n/a	n/a	New Zealand	3	25
Bosnia	n/a	n/a	Nigeria	n/a	n/a
Botswana	n/a	n/a	Norway	3	25
Brazil	5	25	Oman	n/a	n/a
Bulgaria	n/a	n/a	Pakistan	n/a	n/a
Canada	1	25	Palestine	n/a	n/a
Chile	n/a	n/a	Papua New Guinea	n/a	n/a
China	n/a	n/a	Peru	n/a	n/a
Colombia	n/a	n/a	Philippines	n/a	n/a
Costa Rica	n/a	n/a	Poland	n/a	n/a
Croatia	n/a	n/a	Portugal	n/a	n/a
Cyprus	n/a	n/a	Qatar	n/a	n/a
Czech Republic	n/a	n/a	Romania	n/a	n/a
Denmark	n/a	n/a	Russia	10	40
Ecuador	n/a	n/a	Saudi Arabia	n/a	n/a
Egypt	n/a	n/a	Serbia	n/a	n/a
Estonia	n/a	n/a	Singapore	n/a	n/a
Euroclear Clearstream	2	15	Slovak Republic	n/a	n/a
Finland	n/a	n/a	Slovenia	n/a	n/a
France	3	25	South Africa	n/a	n/a
Germany	3	25	South Korea	4	25
Ghana	n/a	n/a	Spain	n/a	n/a

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Market	Annual Asset Charge (BP)	Transaction Charge (USD)	Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Greece	n/a	n/a	Sri Lanka	n/a	n/a
Hong Kong	3	25	Swaziland	n/a	n/a
Hungary	n/a	n/a	Sweden	3	25
Iceland	n/a	n/a	Switzerland	n/a	n/a
India	n/a	n/a	Taiwan	n/a	n/a
Indonesia	n/a	n/a	Thailand	5	35
Ireland	3	25	Trinidad	n/a	n/a
Israel	n/a	n/a	Tunisia	n/a	n/a
Italy	n/a	25	Turkey	n/a	n/a
Ivory Coast	n/a	n/a	Uganda	n/a	n/a
Japan	2	25	Ukraine	n/a	n/a
Jordan	n/a	n/a	United Arab Emirates	n/a	n/a
Kazakhstan	n/a	n/a	United Kingdom	1.5	25
Kenya	n/a	n/a	United States	See Below	5
Kuwait	n/a	n/a	Uruguay	n/a	n/a
Latvia	n/a	n/a	Venezuela	n/a	n/a
Lebanon	n/a	n/a	Vietnam	n/a	n/a
Lithuania	n/a	n/a	Virgin Islands	n/a	n/a
Luxembourg	n/a	n/a	Zambia	n/a	n/a
Malaysia	3	35	Zimbabwe	n/a	n/a

NOTE:
1.	Unpriced fixed income instruments are valued at par.
2.	Unpriced asset backed instruments are valued at current face.
3.	Transaction charge is assessed per partial settlement.
4.	Securities lending related movements are charged at the relevant transaction rates per market.
5.	US is defined as DTC, FRB, and NY Vault held assets.
6.	Assets held away incur transactions and asset charges at the US market rate.

The below asset charges will be applied incrementally based on the asset value of the denoted tiers.

* <Market Name> Incremental Tier Value	Annual Asset Charge (BP)
First Tier value <= $5,000,000,000	0.45
Second Tier value > $5,000,000,000 <= $10,000,000,000	0.40
Third Tier value > $999,999,999,999	0.35

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NOTE:
7.	Line item fees are calculated based on the first tier asset charge (BP).

Should the monthly asset based fees, generated by each account, not exceed the individual account minimum a monthly account minimum will be applied.

Type	Monthly Minimum (USD)
Primary Account	n/a
Sub Account	n/a
Segregated W-9 sub accounts	n/a
Option Collateral Account	100

NOTE:
8.	A sub account is an account in the name of the same legal entity and located at the same address as the primary account
9.	For segregated W-9 Accounts minimum is 0.00, please see Qualified Intermediary section for separate fee

Additional Transaction Charges

The transaction charges are applicable to specialized processing.

Transaction Type	Charge (USD)
Security Transactions
Trade Cancel	10
US Vault Transfers – each side	5
Repurchase Agreement	5
Commercial Paper	5
Physical Securities Settlement	50
Other Transactions
3rd Party Derivatives	35
OTC Derivatives	50
Cash Transactions
FRB – 5
USD Wire Payment (Debit or Credit)	CHIPS - 5
ACH - 5
Non USD Wire Payment (Debit or Credit)	15
Transfer of Cash between Accounts (Book Transfer)	5
Cashier Checks	5
Time Deposit	5
Paydowns	5
Corporate Actions
Tax Reclaim	50
Maturity	10
Proxy Announcement (Non US)	50
Proxy Vote (Non US)	50
MT599	100

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NOTE:
10.	A vault transfer is an instruction to deliver and receive securities free of payment between two client’s accounts. Delivering and receiving accounts must be clearly identified in the instruction to qualify for the vault transfer rate.

Transaction Surcharges

The transaction surcharges are applied over and above the STP transaction charges.

Transaction Type	Charge (USD)
Security Transactions
Manual Trade	25
Repaired Trade	10
Cash Transactions
Manual Cash Movement	20
3rd Party Foreign Exchange	25

NOTE:
11.	For settlement transactions to be automated, instructions must be received by properly formatted SWIFT industry standard messages (excluding MT599 messages) or via BBH proprietary communication system.
12.	Repaired instructions surcharges are applied to incomplete and/or missing market settlement information. Trade enrichment for PSET (Place of Settlement) and Local ID are considered repair items
13.	Repaired Trade surcharge are only applied to client instruction issues only.

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Direct Debit Charges

The additional transaction charges are assessed directly to the agreed upon account at the time of transaction. These items will not appear on your monthly invoice.

Transaction Type	Charge (USD)
Corporate Actions
EDS Election Service	150
ADR Pick Up	50
ADR Conversion/Cancellation	100
US Withholding Tax Adjustments	50
Worthless Securities	150
Miscellaneous
Restricted Securities Investigation	500
Restricted Securities Lifting	100

II.	Overdraft Interest Charges

BBH charges USD overdrafts using 30 day LIBOR as the rate basis, plus a standard Overdraft basis point spread in the table below.

Non USD overdraft interest is calculated at the BBH Base Rate plus a standard Overdraft basis point spread in the table below.

Type	Standard Basis Point (bp)
Overdraft	200bp spread

BBH Base Rates are set daily reflecting BBH’s effective trading rate in the local money markets on each day. In those markets where a true money market rate is not available, or is not reflective of the market, the BBH Treasury Group sets overdraft rates on a market-by-market basis, taking into consideration market standards and conditions.

Overdraft interest accrues daily and posts monthly to the agreed upon account on the last day of the month with next day funds based on adjusted available balances.

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III.	Out of Pocket Expenses

BBH will cap the out of pocket charges for Heartland Group, Inc. at .025 basis points on total net assets.

Out-of-pocket expenses may include, but are not limited to, postage, courier and overnight mail charges, telephone and telecommunication charges, including fax charges, duplicating charges including those relating to filings with federal and state regulatory authorities and Board meeting materials, forms and supplies including those relating to Board meeting materials, travel and lodging expenses relating to travel to and from Board meetings, certain filings with federal and/or state regulatory filings, customized computer programming requests, charges for organizing documents, pricing service charges, record retention, reproduction, retrieval and destruction costs, locally mandated charges, subcustodian communications expenses, telex expenses, audit reporting expenses, legal expenses, direct expenses such as tax reclaims, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges when the agent is not in the U.S., taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holding charges, lifting fees and inquiry fees from correspondents and registration fees, and other expenses as agreed to by the parties from time to time would be applied to your account.

IV.	Billing

Fees are payable on a monthly basis in US Dollars.

V.	Assumptions and Parameters

This fee schedule is confidential and may not be disclosed to any third party without prior consent of both parties. This fee schedule may not be republished.

Fees quoted above offered contingent upon the information provided by Heartland and assuming the actual experience will not be materially different from this projected activity. BBH reserves the right to modify as additional services or changes in scope are introduced and approved by Heartland.

VI.	Value Added Credits:

Brokerage: BBH will reduce transaction charges to $2.50 for all trades executed through BBH brokerage.

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Accepted and agreed:

Fee Schedule Effective Date:	July 1, 2012

Heartland Group, Inc.

By:	/s/ Nicole J. Best

Name:	Nicole J. Best

Date:	7/1/2012

Brown Brothers Harriman

By:	/s/ James R. Kent

Name:	James R. Kent

Date:	7/9/2012

Heartland Group, Inc. agrees to pay Brown Brothers Harriman the fees in the amount set forth in the fee schedule in effect on the date hereof or as amended from time to time.

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